Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

•  Form S-8 (No. 333-05561) pertaining to the 1993 Stock Option Plan and the 1994 Long-Term Performance Incentive Plan of NaPro BioTherapeutics, Inc.;

•  Form S-8 (No. 333-75551) pertaining to the 1994 Long-Term Performance Incentive Plan and the 1998 Stock Incentive Plan of NaPro BioTherapeutics, Inc.;

•  Form S-8 (No. 333-52008) pertaining to the 1994 Long-Term Performance Incentive Plan and the 1998 Stock Incentive Plan of NaPro BioTherapeutics, Inc.;

•  Form S-8 (No. 333-73470) pertaining to the 1994 Long-Term Performance Incentive Plan and the 1998 Stock Incentive Plan of NaPro BioTherapeutics, Inc;

• Form S-8 (No. 333-120081) pertaining to the 1994 Long-Term Performance Incentive Plan, the 1998 Stock Incentive Plan, the 2004 Equity Incentive Plan, and the 2004 Non-Employee Directors’ Stock Option Plan of Tapestry Pharmaceuticals, Inc;

•  Form S-3 (No. 333-82810) and related Prospectus pertaining to the registration of 1,500,000 shares of common stock of NaPro BioTherapeutics, Inc.

•  Form S-3 (No. 333-112774) pertaining to the registration of 500,000 shares of common stock of NaPro BioTherapeutics, Inc.; and

•  Form S-3 (No. 333-107817) and related Prospectus pertaining to the registration of 6,500,000 shares of common stock and 1,000,000 shares of preferred stock of NaPro BioTherapeutics, Inc.

of our report dated February 27, 2004, with respect to the consolidated financial statements of Tapestry Pharmaceuticals, Inc. (formerly NaPro BioTherapeutics, Inc.) included in the Annual Report (Form 10-K) for the year ended December 28, 2005.

/s/ Ernst & Young, LLP

Denver, Colorado
February 22, 2006